                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

[_] Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                          AMBAC FINANCIAL GROUP, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            ------------------------------------------------------

                  (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:
    ------------------------------------------------------

  (2)  Aggregate number of securities to which transaction applies:
    ------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    ------------------------------------------------------

  (4)  Proposed maximum aggregate value of transaction:
    ------------------------------------------------------

  (5)  Total fee paid:
    ------------------------------------------------------

[_] Fee paid previously with preliminary materials

[_] Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:
    ------------------------------------------------------

  (2)  Form, Schedule or Registration Statement No.:
    ------------------------------------------------------

  (3)  Filing Party:
    ------------------------------------------------------

  (4)  Date Filed:
    ------------------------------------------------------

                               AMBAC FINANCIAL GROUP, INC.


AMBAC                          NOTICE OF


                               1998 ANNUAL MEETING

                               OF STOCKHOLDERS

                               AND

                               PROXY STATEMENT


                               MEETING DATE:

                               WEDNESDAY, MAY 13, 1998
                               AT 11:30 A.M. (LOCAL TIME)

                               MEETING PLACE:

                               AMBAC FINANCIAL GROUP, INC.
                               ONE STATE STREET PLAZA
                               NEW YORK, NEW YORK 10004

                                                     AMBAC FINANCIAL GROUP, INC.
                                                           ONE STATE STREET
                                                           PLAZA
                                                           NEW YORK, NY 10004
                                                           212.668.0340

                                                           PHILLIP B. LASSITER
                                                           CHAIRMAN, PRESIDENT
                                                           AND CHIEF EXECUTIVE
                                                           OFFICER

                         March 31, 1998
 AMBAC
                         Dear Stockholders:

                         It is my pleasure to invite you to Ambac's 1998 Annual Meeting of Stockholders.

                         We will hold the meeting on Wednesday, May 13, 1998, at 11:30 a.m. at our executive offices in New York City. In addition to the formal items of business, I will review the major developments of 1997 and answer your questions.

                         This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about Ambac.

                         Your vote is important. Whether you plan to attend the meeting or not, please complete, sign and return the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so.

                         We look forward to seeing you at the meeting.

                         Sincerely,


                         /s/ Phillip B. Lassiter

                                                     AMBAC FINANCIAL GROUP, INC.
                                                           ONE STATE STREET
                                                           PLAZA
                                                           NEW YORK, NY 10004
                                                           212.668.0340

                         NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS

                         March 31, 1998

AMBAC                    Dear Stockholders:

                         We will hold the 1998 Annual Meeting of Stockholders on Wednesday, May 13, 1998 at 11:30 a.m. (local time) at our executive offices at One State Street Plaza in New York City. At our Annual Meeting we will ask you to:

                               .  Elect six directors;

                               . Amend our Certificate of Incorporation to increase the number of authorized shares of common stock from 100 million to 200 million;

                               .  Ratify the selection of KPMG Peat Marwick
                                  LLP as independent auditors for 1998; and

                               . Consider any other business that is properly presented at the Annual Meeting.

                         You may vote at the Annual Meeting if you were an Ambac stockholder at the close of business on March 23, 1998.

                         Along with the attached Proxy Statement, we are also enclosing the Ambac 1997 Annual Report, which includes our financial statements.


                         /s/ Richard B. Gross
                         Richard B. Gross
                         Senior Vice President, General Counsel
                         and Secretary

                             TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
  Why Did You Send Me this Proxy Statement?...............................   1
  How Many Votes Do I Have?...............................................   1
  How Do I Vote by Proxy?.................................................   1
  May I Revoke My Proxy?..................................................   2
  How Do I Vote in Person?................................................   2
  How Do Employees in the Ambac Stock Fund Vote by Proxy?.................   2
  What Vote Is Required to Approve Each Proposal?.........................   3
  What Is the Effect of Broker Non-Votes?.................................   3
  Is Voting Confidential?.................................................   3
  What Are the Costs of Soliciting these Proxies?.........................   4
  How Do I Obtain an Annual Report on Form 10-K?..........................   4
  Where Can I Find the Voting Results?....................................   4
  Who Should I Call If I Have Any Questions?..............................   4
INFORMATION ABOUT AMBAC COMMON STOCK OWNERSHIP
  Which Stockholders Own at Least 5% of Ambac?............................   5
  How Much Stock Is Owned by Directors and Executive Officers?............   6
  Did Directors, Executive Officers and Greater-Than-10% Stockholders
   Comply with Section 16(a) Beneficial Ownership Reporting in 1997?......   7
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
  The Board of Directors..................................................   8
  The Committees of the Board.............................................   8
  How We Compensate Directors.............................................   9
  The Executive Officers..................................................  11
  How We Compensate Executive Officers....................................  13
    . Summary Compensation Table..........................................  13
    . Option Grants in 1997...............................................  14
    . Aggregated Option Exercises in 1997 and Option Values as of Year-End
     1997.................................................................  15
    . The Pension Plan....................................................  16
    . Employment Agreement with Chief Executive Officer...................  17
    . Management Retention Agreements with Executive Officers.............  19
    . Arrangements with Named Executive Officer...........................  21
  Report on Executive Compensation for 1997 by the Compensation and
   Organization Committee.................................................  22
  Performance Graph.......................................................  26
DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD
  Proposal 1: Elect Six Directors.........................................  27
  Proposal 2: Amend Certificate of Incorporation to Increase the Number of
           Authorized Shares of Common Stock from 100 to 200 million......  28
  Proposal 3: Ratify Selection of KPMG Peat Marwick LLP as Independent
           Auditors for 1998..............................................  29
INFORMATION ABOUT STOCKHOLDER PROPOSALS...................................  30

              PROXY STATEMENT FOR THE AMBAC FINANCIAL GROUP, INC.
                      1998 ANNUAL MEETING OF STOCKHOLDERS

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

       We sent you this Proxy Statement and the enclosed proxy card because Ambac's Board of Directors is soliciting your proxy to vote at the 1998 Annual Meeting of Stockholders.

       This Proxy Statement summarizes the information you need to know to vote intelligently at the Annual Meeting. You do not need to attend the Annual Meeting, however, to vote your shares. You may simply complete, sign and return the enclosed proxy card.

       We will begin sending this Proxy Statement out on March 31, 1998 to all stockholders entitled to vote. If you owned Ambac common stock at the close of business on March 23, 1998, you are entitled to vote. On that date, there were 70,116,214 shares of Ambac common stock outstanding. Ambac common stock is our only class of voting stock.

HOW MANY VOTES DO I HAVE?

       You have one vote for each share of Ambac common stock that you owned at the close of business on March 23, 1998. The proxy card indicates the number.

HOW DO I VOTE BY PROXY?

       If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

           .""FOR'' Proposal 1 (Elect Six Directors);

           . ""FOR'' Proposal 2 (Amend Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 100 to 200 million); and

           . ""FOR'' Proposal 3 (Ratify Selection of KPMG Peat Marwick LLP as Independent Auditors for 1998).

       If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time we began printing this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

            WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND TO RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.
            RETURNING THE PROXY CARD WILL NOT AFFECT YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND VOTE.


MAY I REVOKE MY PROXY?

       Yes. You may change your mind after you send in your proxy card by following any of these procedures. To revoke your proxy:

           .  Send in another signed proxy with a later date; or

           . Send a letter revoking your proxy to Ambac's Secretary at the address indicated on page 30 under "Information about Stockholder Proposals;" or

           .  Attend the Annual Meeting and vote in person.

HOW DO I VOTE IN PERSON?

       If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive.

       If your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee. The account statement or letter must show that you were the direct or indirect (beneficial) owner of the shares on March 23, 1998.

HOW DO EMPLOYEES IN THE AMBAC STOCK FUND VOTE BY PROXY?

       If you are an employee who participates in our Savings Incentive Plan ("SIP"), you are receiving this material because of shares held for you in the Ambac Stock Fund in the SIP. In that case, the SIP Trustee will send you a voting instruction card instead of a proxy card. This voting instruction card will indicate the number of shares of Ambac common stock credited to your account in the Ambac Stock Fund as of March 23, 1998.

           . If you complete, sign and return the voting instruction card on time, the SIP Trustee will vote the shares as you have directed.

           . If you do not complete, sign and return the voting instruction card on time, the SIP Trustee will not vote the shares credited to your account.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

    PROPOSAL 1:
    ELECT SIX            The six nominees for director who receive the
    DIRECTORS            most votes will be elected. So, if you do not
                         vote for a nominee, or you indicate "withhold authority to vote" for any nominee on your proxy card, your vote will not count either for or against the nominee.

    PROPOSAL 2:
    INCREASE             The affirmative vote of a majority of the
    AUTHORIZED           outstanding shares of common stock is required
    SHARES               to approve the increase in authorized shares.
                         So, if you do not vote, or you "abstain" from voting, it has the same effect as if you voted
                         "against" the proposal.

    PROPOSAL 3:
    RATIFY SELECTION     The affirmative vote of a majority of the votes
    OF AUDITORS          cast at the Annual Meeting is required to
                         ratify the selection of independent auditors.
                         So, if you "abstain" from voting, it has the same effect as if you voted "against" this proposal.

WHAT IS THE EFFECT OF BROKER NON-VOTES?

       Under the current rules of the New York Stock Exchange, if your broker holds your shares in its "street" name, the broker may vote your shares on all three proposals even if it does not receive instructions from you.

       However, if your broker does not vote on any of the three proposals, here is the effect of a broker non-vote:

           . Proposal 1: Elect Six Directors. A broker non-vote would have no effect on the outcome of this proposal because only a plurality of votes cast is required to elect a director.

           . Proposal 2: Increase Authorized Shares. A broker non-vote would have the same effect as a vote against this proposal.

           . Proposal 3: Ratify Selection of Auditors. A broker non-vote would have no effect on the outcome of this proposal.

IS VOTING CONFIDENTIAL?

       We keep all the proxies, ballots and voting tabulations private as a matter of practice. We only let our Inspectors of Election (Citibank, N.A.) and certain employees of our independent tabulating agent (Kissel-Blake Inc.) examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will forward to management any written comments that you make on the proxy card or elsewhere.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?

       Ambac will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. Kissel-Blake Inc. is assisting us solicit proxies for a fee of $8,500 plus out-of-pocket expenses.

HOW DO I OBTAIN AN ANNUAL REPORT ON FORM 10-K?

       IF YOU WOULD LIKE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, THAT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), WE WILL SEND YOU ONE WITHOUT CHARGE. PLEASE WRITE TO:

                       INVESTOR RELATIONS
                       AMBAC FINANCIAL GROUP, INC.
                       ONE STATE STREET PLAZA
                       NEW YORK, NEW YORK 10004
                       ATTENTION: BRIAN MOORE, DIRECTOR OF INVESTOR RELATIONS

    OR CONTACT MR. MOORE AT (212) 208-3333 OR AT BMOORE@AMBAC.COM

WHERE CAN I FIND THE VOTING RESULTS?

       We will publish the voting results in our FORM 10-Q for the second quarter of 1998, which we file with the SEC in August 1998. You can also find the results on Ambac's website at WWW.AMBAC.COM.

WHO SHOULD I CALL IF I HAVE ANY QUESTIONS?

       If you have any questions about the Annual Meeting or voting, please call RICHARD GROSS, OUR SECRETARY, AT (212) 208-3354.

       If you have any questions about your ownership of Ambac common stock, please call BRIAN MOORE, OUR DIRECTOR OF INVESTOR RELATIONS, AT (212) 208-3333.

                 INFORMATION ABOUT AMBAC COMMON STOCK OWNERSHIP

WHICH STOCKHOLDERS OWN AT LEAST 5% OF AMBAC?

       The following table shows all persons we know to be direct or indirect owners ("BENEFICIAL OWNERS") of at least 5% of Ambac common stock as of December 31, 1997. Our information is based on reports filed with the Securities and Exchange Commission by each of the firms listed in the table below. If you wish, you may obtain these reports from the SEC.


                                                 Number of
                                                Shares Owned         Percent of
Name and Address of Beneficial Owner            Beneficially            Class
--------------------------------------------------------------------------------
PIONEERING MANAGEMENT CORPORATION                 7,000,200             9.98%
     60 State Street
     Boston, Massachusetts 02109

J.P. MORGAN & CO. INCORPORATED                    6,507,920             9.20%
     60 Wall Street
     New York, New York 10004

SANFORD C. BERNSTEIN & CO., INC.                  6,254,289             8.90%
     767 Fifth Avenue
     New York, New York 10153

FMR CORP.                                         5,137,100             7.33%
     82 Devonshire Street
     Boston, Massachusetts 02109

HARRIS ASSOCIATES L.P.                            4,763,200             6.80%
HARRIS ASSOCIATES INC., GENERAL
PARTNER
     Two North LaSalle Street, Suite 500
     Chicago, Illinois 60602

HOW MUCH STOCK IS OWNED BY DIRECTORS AND EXECUTIVE OFFICERS?

       The following table shows the Ambac common stock owned directly or indirectly ("BENEFICIALLY") by Ambac's directors and executive officers as of March 15, 1998. No director or executive officer beneficially owns 1% or more of the shares of Ambac common stock. All directors and executive officers as a group beneficially own 2.0% of the shares of Ambac common stock. We have adjusted all shares, options, restricted stock units ("RSUS") and phantom stock units ("PSUS") to reflect Ambac's two-for-one stock split in September 1997.

                                                                                                            Total
                                  Shares                                                                   Holdings
                               Beneficially      Percent                                                (including RSUs
Name of Beneficial Owner     Owned(1)(2)(3)(4)   of Class           RSUs(5)           PSUs(6)              and PSUs)
-----------------------------------------------------------------------------------------------------------------------
OUTSIDE DIRECTORS
-----------------
     Michael A. Callen             13,658           --                3,000            5,329                 21,987
     Renso L. Caporali              7,094           --                   --            1,976                  9,070
     Richard Dulude                 7,486           --                3,000            3,850                 14,336
     W. Grant Gregory               8,058           --                3,000            5,156                 16,214
     C. Roderick O'Neil            18,058           --                3,000            1,024                 22,082
EXECUTIVE OFFICERS
------------------
     Phillip B. Lassiter          675,946           --              219,112               --                895,058
     David L. Boyle                10,000           --                   --               --                 10,000
     Robert J. Genader            243,560           --               76,382               --                319,942
     Frank J. Bivona              169,083           --               32,697               --                201,780
     Joseph V. Salzano            141,823           --                   --               --                141,823
     Richard B. Gross             110,320           --               16,369               --                126,689
     All executive officers and
     directors as a group
     (11 persons)               1,405,086          2.0%             356,560           17,335              1,778,981



    (1) To our knowledge, except for Messrs. Lassiter, Genader and Gross, who share voting and investment power with their spouses, each of the directors and executive officers has sole voting and investment power over his shares.

    (2) The number of shares shown for Dr. Caporali includes 3,000 restricted shares, which were granted at the 1995 Annual
        Meeting under Ambac's 1991 Non-Employee Directors Stock Plan and will vest on May 17, 2000.

    (3) The number of shares shown for each director and executive officer includes shares that may be acquired upon exercise of stock options that were exercisable as of March 15, 1998, or that will become exercisable within 60 days after March 15. These shares are shown in the following table:

         OUTSIDE        NUMBER OF      EXECUTIVE      NUMBER OF
        DIRECTORS         SHARES        OFFICERS        SHARES
        ---------     -------------- -------------- --------------
        Mr. Callen        2,000       Mr. Lassiter         536,668
       Dr. Caporali       2,000       Mr. Boyle             10,000
        Mr. Dulude        2,000       Mr. Genader          214,854
        Mr. Gregory       2,000       Mr. Bivona           157,983
        Mr. O'Neil        2,000       Mr. Salzano          139,334
                                      Mr. Gross             90,667

    (4) The number of shares shown for each executive officer also includes the number of shares of Ambac common stock owned indirectly as of March 15, 1998 by these executive officers in our Savings Incentive Plan. Our information is based on reports from the Plan Trustee.

    (5) This column shows the 3,000 RSUs that were granted to each of Messrs. Callen, Dulude, Gregory, and O'Neil at the 1997 Annual Meeting under the 1997 Non-Employee Directors Equity Plan. These RSUs generally will vest on the date of the Annual Meeting held in the fifth calendar year following the date of grant. At that time, each of these directors will receive one share of Ambac common stock in settlement of each restricted stock unit. For more information on these restricted stock units, see below at page 9 under "How We Compensate Directors."

     The RSUs shown for Messrs. Lassiter, Genader, Bivona, and Gross are vested RSUs that were awarded under the 1991 Stock
     Incentive Plan or the 1997 Equity Plan, as the case may be.

    (6) Under Ambac's Deferred Compensation Plan, directors may defer their cash compensation and executives may defer their cash bonuses. If a director or executive has elected to defer cash compensation into PSUs, these PSUs are shown in this column. For more information on the Deferred Compensation Plan, see below at page 10 under "How We Compensate Directors."

DID DIRECTORS, EXECUTIVE OFFICERS AND GREATER-THAN-10% STOCKHOLDERS COMPLY WITH SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING IN 1997?

       Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers, and greater-than-10% stockholders file reports with the SEC and the New York Stock Exchange on their initial beneficial ownership of Ambac common stock and any subsequent changes. They must also provide us with copies of the reports.

       We reviewed copies of all reports furnished to us and obtained written representations that no other reports were required. Based on this, we believe that all of these reporting persons complied with their filing requirements for 1997.

               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS

       The Board of Directors oversees the business of Ambac and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed by discussing matters with the Chairman, other key executives and our principal external advisers (legal counsel, outside auditors, investment bankers and other consultants), by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.

       The Board met five times during 1997. The committees of the Board met six times. Overall attendance at Board and committee meetings was 92%. Attendance was at least 87% or more for each director, except for Dr. Caporali whose attendance was 73%.

       Each of our directors also serves as a director of our principal operating subsidiary, Ambac Assurance Corporation, a leading triple-A rated financial guarantee insurance company.

THE COMMITTEES OF THE BOARD

       The Board has two permanent committees: the Audit Committee and the Compensation and Organization Committee. None of the directors who serve as members of either permanent committee is, or has ever been, an employee of Ambac or our subsidiaries.

       There is no formal nominating committee or any other committee that recommends qualified candidates to the Board for election as directors. Instead, the entire Board performs these duties. In addition, our By-laws provide a procedure for you to recommend candidates for director at an annual meeting. For more information, see below at page 30 under "Information About Stockholder Proposals."

    THE AUDIT            The Audit Committee recommends the selection of the
    COMMITTEE            independent auditors to the Board, approves the scope
                         of the annual audit by the independent auditors and our internal auditors, reviews audit findings and accounting policies and oversees compliance with Ambac's Code of Business Conduct. The Committee meets privately, outside the presence of Ambac management, with both the independent auditors and the internal auditors.

                         The Committee met three times during 1997.

                         Messrs. Callen, Dulude, Gregory, O'Neil and Dr. Caporali currently serve as members of the Committee. Mr. O'Neil serves as Chairman of the Committee.

    THE COMPENSATION
    AND ORGANIZATION     The Compensation and Organization Committee
    COMMITTEE            establishes and approves all elements of compensation
                         for the executive officers. Each year, as the SEC requires, the Committee reports to you on executive compensation. The Committee's Report on Executive
                         Compensation for 1997 is printed below at pages 22 to 25.

                         The Committee administers Ambac's 1991 and 1997 equity plans and has sole authority for awards under the plans. The Committee evaluates existing and proposed employee benefit plans and may propose plan changes to the Board. The Committee also administers the 1997 Executive Incentive Plan and Ambac's Deferred Compensation Plan for Outside Directors and Eligible Senior Officers.

                         The Committee met three times during 1997.

                         Messrs. Callen, Dulude, O'Neil and Dr. Caporali currently serve as members of the Committee. Mr. Dulude serves as Chairman of the Committee.

HOW WE COMPENSATE DIRECTORS

    ANNUAL               We compensate directors who are not employees of
    CASH FEE             Ambac or our subsidiaries with an annual cash fee of
                         $20,000 per year.

    ANNUAL STOCK
    OPTION AWARD         We also grant each non-employee director 2,000 stock
                         options on the date of each annual meeting. (The
                         Board adjusted the number of stock options awarded from 1,000 to 2,000 to reflect Ambac's two-for-one stock split in September 1997.) These options generally will vest on the date of the first annual meeting following the date of the grant and expire on the date of the annual meeting held in the seventh calendar year following the date of the grant.

    AWARD OF
    RESTRICTED STOCK     Ambac grants each non-employee director 2,000
    UNITS EVERY          restricted stock units at the annual meeting at which
    FIVE YEARS           the director is first elected to the Board. (The
                         Board adjusted the number of RSUs from 1,500 to 2,000 to take into account Ambac's two-for-one stock split in September 1997.)

                         . These RSUs generally will vest on the date of the annual meeting held in the fifth year following the date of grant and will be settled by the delivery of one share of Ambac common stock for each unit.

                         . If the director remains on the Board after the first award of RSUs vest, Ambac will grant the director a second award of 2,000 RSUs, subject to similar vesting conditions and restrictions on transfer.

    MEETING FEES
                         We also pay each non-employee director a meeting fee of:

                         .  $750 for attendance at each meeting of
                            stockholders and each Board meeting;

                         . $500 for attendance at each committee meeting held at the same time as a stockholder or Board meeting; and

                         . $750 for attendance at each committee meeting held at a different time than a stockholder or Board meeting.

    FEE FOR CHAIRING     We pay an annual fee of $1,500 to each non-employee
    A COMMITTEE          director who chairs a committee.

    EXPENSES AND         Ambac reimburses all directors for travel and other
    BENEFITS             related expenses incurred in attending stockholder,
                         Board and committee meetings.

                         We provide non-employee directors with life and health insurance benefits. We also allow them to participate in our Matching Gift Program. Under this Program, Ambac will match gifts by directors to qualified organizations.

    DIRECTORS WHO        We do not compensate our employees or employees of
    ARE AMBAC            our subsidiaries for service as a director. We do,
    EMPLOYEES            however, reimburse them for travel and other related
                         expenses.

    THE DEFERRED         Under our Deferred Compensation Plan, non-employee
    COMPENSATION         directors may elect to defer all or part of their
    PLAN                 director compensation that is paid in cash.

                         . At the director's election, we credit deferrals to a bookkeeping account that we maintain on the director's behalf either as a cash credit (which we periodically credit with interest) or as a phantom stock unit ("PSU") based on the market value of Ambac common stock (on which we quarterly pay dividend equivalents in additional PSUs).

                         . We do not fund the Deferred Compensation Plan. We settle accounts only in cash.

    SERVICE ON THE       Although Ambac Assurance does not pay its non-
    AMBAC ASSURANCE      employee directors an annual fee for serving on its
    BOARD                Board of Directors, it does pay them meeting fees (in
                         the same amounts as we do for the Ambac Board) and reimburses all directors for expenses.

THE EXECUTIVE OFFICERS

       These are the biographies of Ambac's current executive officers, except for Mr. Lassiter, the Chief Executive Officer, whose biography is included below at page 27 under "Proposal 1: Elect Six Directors."

      The Board elects the executive officers for a term of one year (or until their successors are chosen and qualified) at its organizational meeting each year. The organizational meeting is the first Board meeting following the annual meeting of stockholders.

    DAVID L. BOYLE       VICE CHAIRMAN -- MUNICIPAL FINANCIAL SERVICES GROUP.
    Age 51
                         Mr. Boyle was named Vice Chairman -- Municipal
                         Financial Services Group in January 1998. The
                         Municipal Financial Services Group encompasses the
                         Public Finance Division, management of Ambac
                         Assurance's investment portfolio, asset and liability management services, investment advisory and fund administration services, electronic commerce services and marketing. Mr. Boyle joined Ambac and Ambac
                         Assurance in March 1997 as Senior Vice President --
                         Financial Management Services Division. He became an
                         Executive Vice President in July 1997. Mr. Boyle joined Ambac from Citibank, where he held various corporate banking positions over a 22-year career.
                         His last position at Citibank was as Managing
                         Director for Cross-Border Custody Services.

    ROBERT J. GENADER    VICE CHAIRMAN -- SPECIALIZED FINANCE GROUP.
    Age 51               Mr. Genader was named Vice Chairman -- Specialized
                         Finance Group in January 1998. The Specialized
                         Finance Group encompasses financial guarantee insurance for structured and asset-backed securities in the United States and abroad. Mr. Genader is also a director of Ambac Assurance (since 1992). Mr.
                         Genader served as an Executive Vice President of Ambac (from 1991 to January 1998) and Ambac Assurance
                         (from 1986 to January 1998). He joined Ambac
                         Assurance from Citibank in 1986.

    FRANK J. BIVONA      EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND
    Age 42               TREASURER.
                         Mr. Bivona was named Executive Vice President, Chief
                         Financial Officer and Treasurer in January 1998. Mr.
                         Bivona served as Senior Vice President, Chief
                         Financial Officer and Treasurer of Ambac (from 1993 to January 1998) and Ambac Assurance (from 1987 to
                         January 1998). In addition to his position as Ambac's chief financial officer, Mr. Bivona has executive responsibility for technology, reinsurance and investor and public relations. Mr. Bivona joined
                         Ambac Assurance from Citibank in 1986.

    JOSEPH V. SALZANO    EXECUTIVE VICE PRESIDENT -- PUBLIC FINANCE DIVISION.
    Age 41               Mr. Salzano has been Executive Vice President --
                          Public Finance Division since 1995. The Public
                         Finance Division encompasses financial guarantee insurance for states, municipalities and other public entities. Mr. Salzano was First Vice President,
                         Associate General Counsel and Head of Legal
                         Underwriting of Ambac Assurance (from 1989 to 1995).
                         He became a Senior Vice President in 1995. Mr.
                         Salzano joined Ambac Assurance from the New York law firm of Hawkins, Delafield & Wood in 1987.

    RICHARD B. GROSS     SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY.
    Age 50               Mr. Gross has been Senior Vice President, General
                         Counsel and Secretary of Ambac and a Senior Vice
                         President of Ambac Assurance since 1991. In addition to his position as Ambac's chief legal officer, Mr.
                         Gross has executive responsibility for human resources, internal audit and corporate administration. Mr. Gross joined Ambac from Citibank in 1991. His last position at Citibank was as Senior
                         Vice President and General Counsel, and a director of Citicorp Insurance Group, Inc.

HOW WE COMPENSATE EXECUTIVE OFFICERS

       The tables on pages 13 through 15 show salaries, bonuses and other compensation paid during the last three years, options granted in 1997, options exercised in 1997 and option values as of year-end 1997 for the Chief Executive Officer and our next four most highly compensated executive officers. We have adjusted all share and option amounts to reflect Ambac's two-for-one stock split in September 1997. Mr. Boyle became an executive officer at the time he joined Ambac in March 1997.


                                                SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                ANNUAL COMPENSATION                 COMPENSATION AWARDS
                                            ---------------------------------------------------------------
                                                                                  RESTRICTED     SECURITIES     ALL OTHER
     NAME AND                                                                        STOCK       UNDERLYING    COMPENSATION
PRINCIPAL POSITION              YEAR        SALARY($)(1)       BONUS($)          UNITS ($)(2)    OPTIONS(#)       ($)(3)
---------------------------------------------------------------------------------------------------------------------------
PHILLIP B. LASSITER             1997        $  530,000        $ 660,000                  0        100,000     $   47,534
     Chairman, President        1996           530,000          425,000          $ 200,000         80,000         47,700
     and Chief Executive        1995           500,000          400,000                  0        130,000         45,000
     Officer
DAVID L. BOYLE                  1997           197,308          275,000                  0         30,000              0
     Vice Chairman --
     Municipal Financial
     Services Group
ROBERT J. GENADER               1997           275,000          400,000                  0         60,000         24,664
     Vice Chairman --           1996           275,000          340,000                  0         50,000         24,750
     Specialized Finance        1995           260,000          260,000                  0         30,000         23,400
     Group
FRANK J. BIVONA                 1997           225,000          220,000                  0         36,000         20,179
     Executive Vice             1996           225,000          170,000                  0         30,000         20,250
     President, Chief           1995           210,000          130,000                  0         46,000         18,900
     Financial Officer
     and Treasurer
JOSEPH V. SALZANO               1997           215,000          200,000                  0         10,000         19,283
     Executive Vice             1996           215,000          200,000                  0        108,000         19,350
     President                  1995           189,077          140,000                  0         38,000         17,017





    (1) As we noted above, Mr. Boyle did not join Ambac until March 1997. The information in the Summary Compensation Table only shows compensation we actually paid. Mr. Boyle's annualized salary was $270,000 for the year. Mr. Salzano became an executive officer in June 1995.

    (2) The Compensation and Organization Committee determines what portion of an executive's annual cash bonus, if any, should be paid in restricted stock units ("RSUS"). As dividends are paid on the common stock, dividend equivalents are accrued on the RSUs as additional RSUs and vest according to the same schedule. For 1996, the Committee determined that Mr. Lassiter's bonus would be paid partly in cash and partly in RSUs. The RSUs granted to Mr. Lassiter for 1996 vested on January 28, 1998.

       The total number of RSUs held by the named executive officers as of December 31, 1997, and the total value of these RSUs (based on the $46.00 per share New York Stock Exchange closing price of the common stock on Thursday, December 31, 1997), were as follows: Mr. Lassiter -- 44,966 RSUs ($2,068,436); and Mr. Genader--3,250 RSUs ($149,500).

    (3) The column called "ALL OTHER COMPENSATION" includes the amounts that Ambac contributed on behalf of the named officers in 1997 to (a) our Savings Incentive Plan (the "SIP"), and (b) our Nonqualified SIP. We credit amounts that we are precluded from contributing to the SIP because of limitations under the Internal Revenue Code to accounts that we maintain under Ambac's Nonqualified SIP.

                                              CONTRIBUTIONS CONTRIBUTIONS TO THE
                                               TO THE SIP    NON-QUALIFIED SIP
                                              ------------- --------------------
      Mr. Lassiter...........................    $14,350          $33,184
      Mr. Boyle..............................          0                0
      Mr. Genader............................     12,922           11,742
      Mr. Bivona.............................     13,700            6,479
      Mr. Salzano............................     14,350            4,933


                                                Option Grants In 1997

                                                        Individual Grants
                             ----------------------------------------------------------------------
                              Number of             Percent of
                              Securities          Total Options
                              Underlying            Granted to                                          Grant Date
                                Options            Employees in      Exercise           Expiration        Present
     Name                    Granted(#)(1)             1997        Price($/Sh)(2)          Date         Value($)(3)
--------------------------------------------------------------------------------------------------------------------
Phillip B. Lassiter            100,000                11.77%         $33.2813             1/28/04         $980,000
David L. Boyle                  30,000                 3.53           32.1250             4/30/04          283,500
Robert J. Genader               60,000                 7.06           33.2813             1/28/04          588,000
Frank J. Bivona                 36,000                 4.24           33.2813             1/28/04          352,800
Joseph V. Salzano               10,000                 1.18           33.2813             1/28/04           98,000


  (1) For 1997, except for Mr. Boyle, all options awarded to the named executive officers by the Compensation and Organization
      Committee were long-term incentive awards granted on January 28, 1997. The Committee awarded Mr. Boyle a long-term incentive award on April 30, 1997, shortly after he joined Ambac.

    Each executive officer's options will vest in three equal installments (on the first, second and third anniversaries of the date of grant). Like all options granted in 1997, vesting is accelerated upon death or permanent disability. Generally, all of the executive officers' options will expire seven years from the date of grant or, earlier, if employment terminates. We have adjusted all options awarded to reflect Ambac's two-for-one stock split in September 1997.

  (2) The exercise price per share is the fair market value of the common stock on the date of grant. We determine this by calculating the average of the high and low price of Ambac common stock on the New York Stock Exchange on the date of grant. We have adjusted all share prices to reflect Ambac's two-for-one stock split in September 1997.

  (3) We calculated these values by using the Black-Scholes stock option pricing model as follows:

    FOR THE JANUARY GRANTS. The model, as we applied it, uses the grant date of January 28, 1997 and the fair market value on that date of $33.2813 per share as we discussed above. The model also assumes (a) a risk-free rate of return of 6.42% (which was the yield on a U.S. Treasury Strip zero coupon bond with a maturity that approximates the term of the option), (b) a stock price volatility of 19.41% (calculated using month-end closing prices of Ambac common stock on the New York Stock Exchange for the period beginning with January 31, 1993 and ending as of the end of the month preceding the grant date), (c) a constant dividend yield of 1.08% based on the quarterly cash dividend rate of 9 cents per share on Ambac common stock, and (d) an exercise date, on average, of 5.5 years after grant.

    FOR THE APRIL GRANT. The model, as we applied it, uses the grant date of April 29, 1997 and the fair market value on that date of $32.125 per share as we discussed above. The model also assumes
    (a) a risk-free rate of return of 6.58% (which was the yield on a U.S. Treasury Strip zero coupon bond with a maturity that approximates the term of the option), (b) a stock price volatility of 18.95% (calculated using month-end closing prices of Ambac common stock on the New York Stock Exchange for the period beginning with January 31, 1993 and ending as of the end of the month preceding the grant date), (c) a constant dividend yield of 1.12% based on the quarterly cash dividend rate of 9 cents per share on Ambac common stock, and (d) an exercise date, on average, of 5.5 years after grant.

    WE DID NOT ADJUST THE MODEL FOR NON-TRANSFERABILITY, RISK OF FORFEITURE, OR VESTING RESTRICTIONS. THE ACTUAL VALUE (IF ANY) AN EXECUTIVE OFFICER RECEIVES FROM A STOCK OPTION WILL DEPEND UPON THE AMOUNT BY WHICH THE MARKET PRICE OF AMBAC COMMON STOCK EXCEEDS THE EXERCISE PRICE OF THE OPTION ON THE DATE OF EXERCISE. THERE CAN BE NO ASSURANCE THAT THE AMOUNT STATED AS "GRANT DATE PRESENT VALUE" WILL ACTUALLY BE REALIZED.


                                             Aggregated Option Exercises In 1997
                                            and Option Values as of Year-End 1997

                                                                   Number of Securities
                                                                  Underlying Unexercised              Value of Unexercised
                             Shares                              Options Held at December 31,      In-the-Money Options Held at
                           Acquired On        Value                     1997(#)(1)                   December 31, 1997($)(2)
Name                      Exercise(#)(1)    Realized($)        Exercisable       Unexercisable   Exercisable        Unexercisable
---------------------------------------------------------------------------------------------------------------------------------
Phillip B. Lassiter          94,250        $1,782,962            711,667            218,333      $21,812,134         $4,030,681
David L. Boyle                   --               --                   0             30,000                0            416,250
Robert J. Genader            24,700           556,489            265,667            108,333        7,255,512          1,824,124
Frank J. Bivona               2,320            45,730            161,000             79,000        4,479,153          1,461,527
Joseph V. Salzano                --                --             93,000            107,000        2,322,653          2,266,901

  (1)We have adjusted all shares to reflect Ambac's two-for-one stock split in September 1997.

  (2) This valuation represents the difference between $46.00, the closing price of Ambac common stock on the New York Stock Exchange on Tuesday, December 31, 1997, and the exercise price of the stock options. "In-the-money" stock options are options for which the exercise price is less than the market price of the underlying stock on a particular date.

                                THE PENSION PLAN

       Ambac's Pension Plan is a defined benefit pension plan intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

           . In general, officers and employees of Ambac and its subsidiaries (except Ambac Connect, Inc., Cadre Financial Services, Inc. and Cadre Securities, Inc.) become participants in the Pension Plan after one year of service. All executive officers participate in the Pension Plan. Non-employee directors of Ambac and our subsidiaries are not eligible to participate in the Pension Plan.

           . Benefits under the Pension Plan vest after five years. Upon normal retirement at age 65, a retired employee receives an annual pension from the Pension Plan, subject to a statutory limit. The Pension Plan also contains provisions for early retirement and survivor benefits.

       The table below illustrates the annual pension benefits payable to executive officers under the Pension Plan. The table also reflects the excess and supplemental benefit plans that we have established to provide retirement benefits over Internal Revenue Code limitations. We calculated the benefits before offsetting (a) an employee's primary Social Security benefit and (b) benefits payable under the retirement plan of Citibank, N.A., Ambac's former parent company (the "Citibank Plan"). Since benefits shown in the table reflect a straight life form of annuity benefit, if payment is made in the form of a joint and survivor annuity, the annual amounts of benefit could be substantially below those illustrated.



  Average                                                       Years of Service
  Covered                 -------------------------------------------------------------------------------------------------------
Compensation                  10                 15                 20                 25               30                 35
---------------------------------------------------------------------------------------------------------------------------------
$  200,000                $   40,000        $   54,000          $  64,000          $  74,000      $    84,000         $   94,000
   500,000                   100,000           135,000            160,000            185,000          210,000            235,000
 1,000,000                   200,000           270,000            320,000            370,000          420,000            470,000
 1,500,000                   300,000           405,000            480,000            555,000          630,000            705,000


    SERVICE              For service on or after January 1, 1992, the annual
    FROM 1992            retirement benefit is equal to 1% (without an offset
                         for any Social Security benefits) of an employee's
                         Average Compensation (as described in the next sentence) multiplied by the employee's years of credited service. "Average Compensation" is defined, generally, as average annual base salary (which, in the case of executive officers identified in the Summary Compensation Table, is the amount shown under the column called "Salary") for the five highest paid years of the ten years of employment preceding retirement.

    SERVICE              For service prior to January 1, 1992, the annual
    BEFORE 1992          retirement benefit is equal to 2% (with an offset for
                         Social Security benefits) of an employee's Average
                         Compensation (determined as if the employee retired on December 31, 1991) multiplied by years of credited service up to 30.

    YEARS OF SERVICE     The years of credited service under the Pension Plan
                         (including credit for years of past service under the Citibank Plan) as of December 31, 1997 for executive officers named in the Summary Compensation Table were as follows: Mr. Lassiter -- 28 years, Mr. Boyle -- 1 year, Mr. Genader -- 23 years, Mr. Bivona -- 20 years and Mr. Salzano -- 11 years.

                         The benefits payable under the Pension Plan to employees who receive credit for years of past service under the Citibank Plan will be reduced by the amount of any benefits payable under the Citibank Plan.

                         In view of the change in the formula for determining benefits under the Pension Plan that became effective as of January 1, 1992 (the "Transition Date"), we prepared the above table assuming twelve years of credited service prior to the Transition Date. Twelve years is the approximate average period of credited service under the Pension Plan (including, where applicable, years of credited service under the Citibank Plan) as of the Transition Date for the executive officers named in the Summary Compensation Table. We further assumed that periods of credited service in excess of twelve years were rendered after the Transition Date.

               EMPLOYMENT AGREEMENT WITH CHIEF EXECUTIVE OFFICER

    IN GENERAL
                         Ambac's employment agreement with Mr. Lassiter provides that he shall serve as the Chairman and Chief Executive Officer and as a director.

                         . The agreement has a rolling two year term until Ambac or Mr. Lassiter terminates it.

                         . Mr. Lassiter is to receive a base salary at a rate of not less than his current rate.

                         . He is to participate in bonus arrangements under which he is eligible to earn an annual bonus based on Ambac's achieving certain performance goals to be established by the Board.

    SUPPLEMENTAL         Mr. Lassiter has a supplemental pension benefit that
    PENSION              will be based on the benefit formula of the Pension
    BENEFIT              Plan that was in effect until the end of 1991. But
                         the formula will take into account his bonus compensation

                         (including that portion of his bonus paid in RSUs) and will be determined without giving effect to provisions of the Internal Revenue Code that limit the amount of compensation that may be taken into account in calculating benefits and the amount of annual benefits that may be paid. Mr. Lassiter's supplemental pension benefit will be reduced, however, to take account of enhancements in Ambac's contributions to the Savings Incentive Plan ("SIP") that we introduced in 1992.

    PAYMENTS AND         If Mr. Lassiter's employment is terminated other than
    BENEFITS             for "Cause" (as we define it below), or if he resigns
                         for "Good Reason" (as we define it below), Mr.
                         Lassiter will:

    --AFTER              .  continue to receive, for the remainder of the
     TERMINATION            term, compensation at an annualized rate equal to
                            the sum of his base annual salary and target bonus at the time of termination;

                         . be fully vested in all awards under the 1991 Stock Incentive Plan and the 1997 Equity Plan;

                         . receive a lump-sum payment equal to the amount that we would have contributed to his account under the SIP and any nonqualified plan we maintained during the two years following termination;

                         . be credited with an additional two years of service under the Pension Plan; and

                         . continue to participate in all Ambac medical and other welfare plans for a limited time following termination.

    --AFTER              All stock options and other awards under the 1997
     CHANGE              Equity Plan that are made to Mr. Lassiter after
     IN CONTROL          January 1, 1998 will vest in full upon the occurrence
                         of a "Change in Control" (as we define it below), whether or not his employment is subsequently terminated.

                         In addition, if Mr. Lassiter's employment terminates following a Change in Control, his severance amount would be calculated and paid in the same manner as we describe below under "Management Retention Agreements with Executive Officers."

                         Mr. Lassiter would be entitled to the "gross up" payment also described in that section.

    OTHER                Mr. Lassiter will be subject to certain restrictions
    RESTRICTIONS         under an agreement prohibiting him from engaging in
                         competition with Ambac or any of our subsidiaries
                         (except that these restrictions will not apply following a Change in Control) and from divulging any confidential or proprietary information he obtained while he was our employee.

            MANAGEMENT RETENTION AGREEMENTS WITH EXECUTIVE OFFICERS

    IN GENERAL           We have entered into management retention agreements
                         with each of our executive officers (other than Mr.
                         Lassiter) to provide for payments and certain benefits if they are terminated following a "Change in Control" (as we define it below).

    PAYMENTS AND         If there is a Change in Control and, within three
                         years of the Change in Control, the executive's
    BENEFITS AFTER       employment is terminated by Ambac or its successor
                         other than for "Cause" (as we define it below), or if the executive resigns for "Good Reason" (as we define it below), the executive will:

    CHANGE IN CONTROL


                         . receive cash payments equal to two times the sum of (a) the executive's highest annual base salary and (b) the product of the executive's highest bonus percentage (as a percentage of base salary) times his highest base salary;

                         . be fully vested in all stock options and other awards under the 1991 Stock Incentive Plan and the 1997 Equity Plan;

                         . receive a lump-sum payment equal to the amount that we would have contributed to the executive's account under the SIP and any nonqualified plan we maintained during the two years following termination;

                         . be credited with an additional two years of service under the Pension Plan; and

                         . continue to participate in Ambac's medical and other welfare benefits programs for a limited time following termination.

                         All stock options and other awards under the 1997 Equity Plan that are made after January 1, 1998 will vest in full upon the occurrence of a Change in Control, whether or not the executive's employment is subsequently terminated.

                         The agreements also provide for a "gross up" payment in an amount that is intended to make the executive whole, on an after-tax basis, for any excise tax (but not any other tax) imposed on the payments described above.

                                  DEFINITIONS

       The following definitions are used in the agreements described above:

    "CHANGE IN
    CONTROL"

                         A "Change in Control" generally includes:

                         . the acquisition by an individual, entity or group ("PERSON") of beneficial ownership of 20% or more of the common stock then outstanding, except for acquisitions by Ambac and its affiliates or any employee benefit plan that they sponsor and certain acquisitions by persons who owned at least 15% of the outstanding shares of common stock on January 31, 1996;

                         . the individuals who, as of January 29, 1997, constitute the Board, and subsequently elected members of the Board whose election is approved or recommended by at least a majority of these members or their successors whose election was so approved or recommended, cease for any reason to constitute at least a majority of the Board; or

                         . our stockholders approve a merger or similar business combination, or a sale of all or substantially all of Ambac's assets, unless the Ambac stockholders immediately prior to the completion of the transaction will continue to own at least 70% of outstanding shares and voting power of the corporation that results from the transaction.

    "CAUSE"
                         "Cause" for an executive's termination generally includes:

                         . the willful commission of acts that are dishonest and demonstrably and materially injurious to Ambac, monetarily or otherwise;

                         .  the conviction of certain felonies; or

                         . a material breach of any of the executive's agreements concerning confidentiality and proprietary information.

                         An executive's termination will not be considered to have been for Cause unless at least three-quarters of the members of the Board adopt a resolution finding that the executive has engaged in conduct that constitutes Cause as defined in the agreement.

    "GOOD REASON"
                         An executive will generally have "Good Reason" to terminate his employment if:

                         . there is substantial adverse change in the executive's duties or responsibilities;

                         . the executive is required to relocate more than 25 miles; or

                         . Ambac fails to honor its obligations under the agreement.

                         During a 30-day period following the first anniversary of a Change in Control, however, a resignation by the executive for any reason will be considered a termination for Good Reason.

                   ARRANGEMENTS WITH NAMED EXECUTIVE OFFICER

       When Ambac hired Mr. Boyle in March 1997, we entered into a letter agreement to provide him with a minimum guaranteed bonus of $100,000 for 1997. In fact, in January 1998, the Compensation and Organization Committee awarded Mr. Boyle a $275,000 bonus (based on his performance during 1997) which exceeded his minimum guarantee. Ambac made no guarantees for 1998 or later years.

       Ambac also entered into a supplemental pension agreement with Mr. Boyle. This agreement is only effective if Mr. Boyle is employed by Ambac for at least five years. As a result of this supplemental pension agreement, Mr. Boyle generally receives two years of service credit for every one year of actual service with Ambac for up to a maximum of ten additional years of service credit.

REPORT ON EXECUTIVE COMPENSATION FOR 1997 BY
THE COMPENSATION AND ORGANIZATION COMMITTEE

       The Compensation and Organization Committee of the Board administers Ambac's executive compensation program. The members of the Committee are independent non-employee, non-affiliated directors. The Committee has furnished the following report on executive compensation for 1997:


 WHAT IS OUR EXECUTIVE COMPENSATION PHILOSOPHY?

       The Committee has designed Ambac's executive compensation program to support what we believe to be an appropriate relationship between executive pay and the creation of stockholder value. To emphasize equity incentives, we link a significant portion of executive compensation to the market performance of Ambac common stock. The objectives of our program are:

           . To support a pay-for-performance policy that differentiates bonus amounts among all executives based on both their individual performance and the performance of Ambac;

           . To align the interests of executives with the long-term interests of stockholders through awards whose value over time depends upon the market value of Ambac's common stock;

           . To provide compensation comparable to that offered by other leading companies in our industry, enabling Ambac to compete for and retain talented executives who are critical to our long-term success; and

           . To motivate key executives to achieve strategic business initiatives and to reward them for their achievement.

 WHAT IS OUR POSITION ON MAXIMIZING THE DEDUCTIBILITY OF EXECUTIVE
 COMPENSATION?

       In 1997, our stockholders approved the 1997 Executive Incentive Plan ("EIP") and the 1997 Equity Plan. We designed these plans to allow Ambac to receive a tax deduction for incentive compensation payments to our Chief Executive Officer and our other four most highly paid executive officers. Without these qualifying performance-based plans, Ambac could not deduct incentive compensation payments to the extent the amounts for any of these executive officers in any year exceeded $1 million.

       The Committee intends to pursue a strategy of maximizing the deductibility of the compensation we pay to our executives. However, we intend to retain the flexibility to take actions that we consider to be in the best interests of Ambac and our stockholders and which may be based on considerations in addition to tax deductibility.

WHAT ARE THE ELEMENTS OF EXECUTIVE COMPENSATION?

       We compensate our executives through base salary, bonus paid in cash (or a combination of cash and restricted stock units), and long-term incentive awards in the form of stock options. We target total compensation for our executive officers so that at least 60% (and in the case of the Chairman, 75%) consists of bonus and long term incentive awards. In this way, a significant portion of the value ultimately realized by the executives will depend upon Ambac's performance and can be considered "at risk."

       Our executives participate in a retirement plan, health plan, savings incentive plan and other voluntary benefit plans that we make available to all Ambac employees generally. We also provide our executives with a nonqualified savings incentive plan and a voluntary deferred compensation arrangement, which are similar to those typically offered to executives by the corporations with which we compete for talent.

       Ambac has also entered into management retention agreements with our executive officers to provide for certain payments and other benefits if they are terminated following a change in control of Ambac. These agreements, and the employment agreement with Ambac's Chief Executive Officer, which includes comparable change in control provisions, are discussed elsewhere in the Proxy Statement.

HOW DID WE DETERMINE BASE SALARIES FOR 1997?

    IN GENERAL
                        We annually review the base salaries of our executives to determine if adjustments are appropriate to ensure that their salaries are competitive and that they reflect the executive's increased responsibilities as Ambac grows.

                        For executives other than the Chief Executive Officer, we also consider the recommendations of Mr. Lassiter, Ambac's Chairman, President and Chief Executive Officer.

    COMPARATIVE DATA

                        In conducting our review for 1997, we considered comparative data prepared by both Ambac's senior human resources officer and by Frederic W. Cook & Co., Inc., the Committee's outside consultant for executive compensation.

                        The comparison group we chose for compensation purposes (the "COMPARISON GROUP") consisted mainly of our competitors in the financial guarantee insurance industry. The index we chose for our performance graph was the Investor's Business Daily Insurance Multi-line Index. This was the publicly available index that we found best corresponded to our business and included the greatest number of companies in the Comparison Group. The performance graph follows this Report in the Proxy Statement.

                        We obtained data for the Comparison Group from a number of sources, including proxy statements, public information available from regulatory agencies and surveys by consulting firms. We used this comparative data as a benchmark in reaching our own determination of what were appropriate salary levels for our executives.

    BASE SALARIES
    OF THE              Although data for the Comparison Group supported an
    EXECUTIVES          annual increase in base salaries for 1997, the
                        Committee accepted Mr. Lassiter's recommendation to control expenses by keeping the base salaries for all Ambac executives at their 1996 levels. We note that the base salaries of our executives (excluding the Chief
                        Executive Officer) were still generally at or below the median for salaries of executives in the Comparison
                        Group. The base salary for each of the named executive officers is reported in the "Summary Compensation
                        Table" elsewhere in the Proxy Statement.

    BASE SALARY
    OF THE              In light of our decision not to increase the base
    CHIEF EXECUTIVE     salaries of Ambac's executives, the Committee did not
    OFFICER             increase the base salary of Mr. Lassiter for 1997. Mr.
                        Lassiter's base pay therefore remained at the 1996 level of $530,000. We note that Mr. Lassiter's base salary in 1997 was still in the top quarter for salaries of chief executive officers in the Comparison
                        Group.

HOW DID WE DETERMINE BONUSES FOR 1997?

    1997 OVERALL
    PERFORMANCE         In January 1998, the Committee evaluated Ambac's
                        performance during 1997 under each of the nine categories set out in the EIP: return on equity; net income growth; total return to stockholders; expense management; risk management of the business portfolio;
                        market share; industry leadership; new products; and organizational development. We did not weight the categories but instead arrived at an overall "grade" for corporate performance. We determined Ambac's overall performance to be very strong based especially on its excellent performance in the categories of return on equity, net income growth, total return to stockholders and risk management.

    BONUSES
    FOR THE
    EXECUTIVES          The Committee awarded bonus compensation for 1997 to
                        each executive based on the executive's scope of responsibility, individual performance and specific contribution to Ambac's overall performance. We again considered the Chief Executive Officer's recommendations and also took into account the comparative data. The bonus for each of the named executive officers is reported in the "Summary
                        Compensation Table" elsewhere in the Proxy Statement.

    BONUS
    FOR THE             At our meeting in January 1997, the Committee selected
    CHIEF EXECUTIVE     Mr. Lassiter as the only executive to participate in
    OFFICER             the EIP. We then established a formula under the EIP
                        for determining Mr. Lassiter's bonus for the performance year. The formula emphasized return on equity and net income growth.

                        In January 1998, we applied the formula and awarded Mr. Lassiter a bonus of $660,000. Although we had the authority to award a bonus of less than the amount determined by the formula, in view of Ambac's very strong overall performance in 1997 under Mr. Lassiter's leadership, we decided to award Mr. Lassiter the maximum amount under the formula.

                        For 1998, we again selected Mr. Lassiter as the only executive officer to participate in the EIP.

WHAT WERE THE LONG-TERM INCENTIVE AWARDS IN 1997?

    1997 GRANTS         In 1997, we provided long-term incentive awards for
                        executives by granting stock options. To increase the importance of creating stockholder value over the shorter term, we again limited the term of the stock options to seven years. The size of the stock options awarded to each of the executives (including Mr.
                        Lassiter) was in the top quarter of recent awards given by companies within the Comparison Group. The number of stock options awarded to each of the named executive officers is reported in the "Option Grants in 1997" table elsewhere in the Proxy Statement.

    STOCK
    OWNERSHIP           The Chief Executive Officer has established stock
    GUIDELINES          ownership guidelines for all of Ambac's executives. The
                        guidelines set an appropriate level of ownership of Ambac stock as a fixed number of shares, or, if less, as a multiple of the executive's annual base salary
                        (based on the market value of Ambac common stock). The fixed number ranges from a high of 100,000 shares (in the case of Mr. Lassiter) to a low of 20,000 shares.
                        The multiple ranges from a high of five times base salary (in the case of Mr. Lassiter) to a low of three times base salary.

                        The Committee believes these guidelines have the positive effect of further aligning the interests of the executives with all stockholders.

                              THE COMPENSATION AND ORGANIZATION COMMITTEE

                                      Richard Dulude, Chairman
                                         Michael A. Callen
                                         Renso L. Caporali
                                         C. Roderick O'Neil

    March 27, 1998

PERFORMANCE GRAPH

       The graph below compares the five-year total return to stockholders (stock price appreciation plus reinvested dividends) for Ambac common stock with the comparable return of two indexes: the Standard & Poor's 500 Stock Index and the Investor's Business Daily Insurance Multi-Line Index.

       The graph assumes that you invested $100 in Ambac common stock and in each of the indexes on December 31, 1992, and that all dividends were reinvested. Points on the graph represent the performance as of the last business day of each of the years indicated.



                                       Comparison of Five-Year Total Return to Stockholders

                                                              GRAPHIC

                                  12/31/92     12/31/93    12/31/94    12/31/95    12/31/96    12/31/97
--------------------------------------------------------------------------------------------------------
Ambac                             $100.00      $  98.67     $ 88.63     $113.01    $161.82      $226.36
S&P 500 Index                      100.00        110.06      111.52      153.39     188.59       251.49
IBD Insurance Multi-line Index     100.00         99.63       86.82      128.35     134.38       115.49

       If you had invested $100 in Ambac common stock on the date of our Initial Public Offering (July 18, 1991), your investment would have grown to $475.93 by the end of 1997. This compares with a $100 investment growing to only $297.42 in the S&P 500 Index and to $183.75 in the IBD Insurance Multi-line Index.

       For this computation, we assumed that all dividends were reinvested, just as we did for the five-year total return comparison above.

                DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL 1: ELECT SIX DIRECTORS

       The Board has nominated six directors for election at the Annual Meeting. Each nominee is currently serving as one of our directors. If you re-elect them, they will hold office until the next annual meeting or until their successors have been elected.

       As we noted above, each nominee also serves as a director of Ambac Assurance.

       We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting.

                                    NOMINEES

    PHILLIP B. LASSITER  CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
    Age 54               (since 1991) AND PRESIDENT (since 1992) OF AMBAC AND
    Director since       AMBAC ASSURANCE.
    1991                 Mr. Lassiter joined Ambac in 1991 from Citibank,
                         where he was a member of the Policy Committee and Finance Committee and served as Deputy Sector Head for Citibank's North American investment and corporate banking activities. Mr. Lassiter also serves as a director of Diebold Inc. and HCIA Inc.

    MICHAEL A. CALLEN    PRESIDENT, AVALON ARGUS ASSOCIATES, LLC (financial
    Age 57               consulting) SINCE APRIL 1996.
    Director since       Mr. Callen was Special Advisor to the National
    1991                 Commercial Bank located in Jeddah in the Kingdom of
                         Saudi Arabia from April 1993 through April 1996. He was an independent consultant from January 1992 until June 1993, and an Adjunct Professor at Columbia
                         University Business School during 1992. He was a director of Citicorp and Citibank and a Sector
                         Executive for Citicorp from 1987 until January 1992.
                         Mr. Callen also serves as a director of Intervest
                         Corporation of New York and Intervest Bancshares
                         Corporation.

    RENSO L. CAPORALI    SENIOR VICE PRESIDENT OF RAYTHEON COMPANY
    Age 65               (electronics, aircraft, engineering and construction)
    Director since       SINCE APRIL 1995.
    1995                 Dr. Caporali retired in June 1994 as Chairman and
                         Chief Executive Officer of Grumman Corporation
                         (defense and aerospace). He was Chairman and Chief
                         Executive Officer of Grumman Corporation from July
                         1990 until June 1994 and Vice Chairman of Grumman
                         Corporation from 1988 to July 1990. Dr. Caporali also serves as a director of Long Island Lighting Company.

    RICHARD DULUDE       RETIRED IN APRIL 1993 AS VICE CHAIRMAN OF CORNING
    Age 65               INCORPORATED (diversified manufacturing).
    Director since       Mr. Dulude was Vice Chairman of Corning Incorporated
    1992                 from November 1990 to April 1993 and Group President
                         from 1983 until 1990. Mr. Dulude also serves as a director of Raychem Corporation, Landec Corporation and HCIA Inc.

    W. GRANT GREGORY
    Age 57               CHAIRMAN OF GREGORY & HOENEMEYER, INC. (merchant
    Director since       banking) SINCE 1988.
                         Mr. Gregory retired in 1987 as Chairman of the Board
    1991                 of Touche Ross & Co. (accounting firm). Mr. Gregory
                         also serves as a director of InaCom Corp., True North
                         Communications and HCIA Inc.

    C. RODERICK O'NEIL
    Age 67               CHAIRMAN, O'NEIL ASSOCIATES (FORMERLY GREENSPAN
    Director since       O'NEIL ASSOCIATES) (investment and financial
                         consulting) SINCE 1984.
    1991                 Mr. O'Neil also serves as a director of Fort Dearborn
                         Income Securities, Inc., Beckman Instruments, Inc.
                         and Cadre Institutional Investors Trust.


            THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL SIX NOMINEES FOR DIRECTOR.

PROPOSAL 2: AMEND CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF
           AUTHORIZED SHARES OF COMMON STOCK FROM 100 TO 200 MILLION.

       We propose to amend Article IV of the Certificate of Incorporation to increase the number of authorized shares of common stock from 100 million to 200 million.

           . Of the 100 million shares authorized for issuance under our Certificate of Incorporation, there are only approximately 19.6 million shares unissued and unreserved. As of the record date, there were approximately 70.1 million shares issued and outstanding and approximately 10.3 million reserved for issuance under employee benefit plans.

           . Our proposed amendment increases the number of authorized shares of common stock by 100 million.

              -- The rights of additional authorized shares would be identical to the rights of the shares you now hold.

              -- The authorization will not, in itself, have any effect on your rights as a stockholder. If the Board were to issue additional shares for other than a stock split or dividend, however, it could have a dilutive effect on Ambac's earnings per share and on your voting power in Ambac.

              -- This proposal is not in response to any effort we know of to accumulate Ambac common stock or to obtain control of Ambac.

              -- The Board has no present plans, agreements, commitments or understandings for the issuance or use of these proposed additional shares.

           . We believe that the proposed increase is in the best interests of Ambac and our stockholders. It is important for the Board to have the flexibility to act promptly to meet future business needs as they arise. Sufficient shares should be readily available to maintain our financing and capital raising flexibility, for stock splits and stock dividends, acquisitions and mergers, employee benefit plans and other proper business purposes.

              -- By having additional shares readily available for issuance, the Board will be able to act expeditiously without spending the time and incurring the expense of soliciting proxies and holding special meetings of stockholders.

                     For example, today, if the Board determined that a stock split were advisable to enhance your liquidity or to achieve a more attractive market price for a broader spectrum of investors, the Board would not have sufficient authorized shares available to effect a split.

              -- The Board may only issue additional shares of common stock without action on your part if the action is permissible under Delaware law and the rules of the stock exchange on which our common stock is listed.

                     For example, today, if the Board wished to make an acquisition using stock that would result in an increase of 20% or more in the number of shares of Ambac common stock outstanding, New York Stock Exchange rules would require us to obtain your approval.

            THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100 TO 200 MILLION.

PROPOSAL 3: RATIFY SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS
           FOR 1998

       We are asking you to ratify the Board's selection of KPMG Peat Marwick LLP, certified public accountants, as independent auditors for 1998. The Audit Committee recommended the selection of KPMG to the Board. KPMG has served as the independent auditors of Ambac Assurance since 1985 and of Ambac since our incorporation in 1991.

       A representative of KPMG will attend the Annual Meeting to answer your questions.

       We are submitting this proposal to you because the Board believes that such action follows sound corporate practice. If you do not ratify the selection of independent auditors, the Board will consider it a direction to consider selecting other auditors for next year. However, even if you ratify the selection, the Board may still appoint new independent auditors at any time during the year if it believes that such a change would be in the best interests of Ambac and our stockholders.


            THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR 1998.


                    INFORMATION ABOUT STOCKHOLDER PROPOSALS

       If you wish to submit proposals to be included in our 1999 proxy statement, we must receive them on or before Tuesday, December 1, 1998. Please address your proposals to: RICHARD B. GROSS, SECRETARY, AMBAC FINANCIAL GROUP, INC., ONE STATE STREET PLAZA, NEW YORK, NEW YORK 10004.

       Under our By-laws, if you wish to nominate a director or bring other business before the stockholders:

           . You must notify the Secretary in writing not less than 60 days nor more than 90 days before the annual meeting.

           . If we give you less than 70 days' notice or prior public disclosure of the meeting date, however, you may notify us within 10 days after the notice was mailed or publicly disclosed.

           . Your notice must contain the specific information required in our By-laws.

       Please note that these requirements relate only to matters you wish to bring before your fellow stockholders at an annual meeting. They do not apply to proposals that you wish to have included in our proxy statement.

       If you would like a copy of our By-laws, we will send you one without charge. Please write to the Secretary of Ambac.

                                          By order of the Board of Directors,


                                                  /s/ Richard B. Gross
                                                  Richard B. Gross
                                          Senior Vice President, General
                                                  Counsel and Secretary

    March 31, 1998

                                 [AMBAC LOGO]

                   ONE STATE STREET PLAZA, NEW YORK, NY 10004

                                            Printed on Recycled Paper [LOGO]

1998
P
R
O
X
Y

                          AMBAC FINANCIAL GROUP, INC.

          This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders to be Held on May 13, 1998

The undersigned hereby appoints Phillip B. Lassiter, Frank J. Bivona and Richard
B. Gross, and each of them, proxies, with power of substitution, to vote all shares of Common Stock of Ambac Financial Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, May 13, 1998, at 11:30 a.m., local time, at Ambac's executive offices, One State Street Plaza, New York, New York, and at any adjournments of the Annual Meeting. The proxies have the authority to vote as directed on the reverse side of this card with the same effect as though the undersigned were present in person and voting. The proxies are further authorized in their discretion to vote upon such other business as may properly come before the Annual Meeting and any adjournments of the Annual Meeting. The undersigned revokes all proxies previously given to vote at the Annual Meeting.

                                        Sign here as name(s) appear to the left.

                                        ----------------------------------------

                                        ----------------------------------------
                                        IMPORTANT: Please sign EXACTLY as your
                                        name(s) appears on the left. Joint
                                        owners should each sign. If you are
                                        signing as an executor, administrator,
                                        trustee, guardian, attorney or corporate officer, please give your full title.

                                        Date:_____________________________, 1998

1998 PROXY
[X]     Please mark your
        vote as in
        this example.

Please indicate below how you wish your Shares to be voted. Unless you indicate otherwise, your proxy will vote "FOR" all of the Proposals on this card. We cannot vote your shares unless you sign, date and return this card.

--------------------------------------------------------------------------------
     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL PROPOSALS.
--------------------------------------------------------------------------------

1.  Elect Six Directors.

     The nominees are: Phillip B. Lassiter, Michael A. Callen,
     Renso L. Caporali, Richard Dulude, W. Grant Gregory and C. Roderick O'Neil.

     FOR all nominees                    WITHHOLD AUTHORITY
     (except as indicated     [ ]        to vote for all         [ ]
     below)                              nominees

     (To withhold authority to vote for any individual nominee, write that nominee's name below)

---------------------------------------------

2.  Amend                               FOR  AGAINST  ABSTAIN
Certificate of Incorporation to
Increase Number of Authorized Shares    [ ]     [ ]     [ ]
of Common Stock from 100 to
200 Million.

3.  Ratify Selection of                 FOR  AGAINST  ABSTAIN
    KPMG Peat Marwick LLP
    as independent auditors             [ ]     [ ]     [ ]
    for 1998.